                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                                EMC CORPORATION,

                           EMERALD MERGER CORPORATION

                                      and

                            DATA GENERAL CORPORATION



                           Dated as of August 6, 1999

                               TABLE OF CONTENTS

ARTICLE I      THE MERGER...............................................  2
SECTION 1.1    The Merger...............................................  2
SECTION 1.2    Consummation of the Merger...............................  2
SECTION 1.3    Effects of the Merger....................................  2
SECTION 1.4    Certificate of Incorporation of the Surviving Corporation  2
SECTION 1.5    By-Laws of the Surviving Corporation.....................  2
SECTION 1.6    Directors and Officers of the Surviving Corporation......  2
SECTION 1.7    Closing..................................................  3

ARTICLE II     CONVERSION AND EXCHANGE OF SECURITIES....................  3
SECTION 2.1    Conversion of Capital Stock..............................  3
SECTION 2.2    Exchange of Certificates.................................  5
SECTION 2.3    Material Adverse Effect..................................  9

ARTICLE III    REPRESENTATIONS AND WARRANTIES
               OF THE COMPANY........................................... 10
SECTION 3.1    Organization and Qualification; Subsidiaries............. 10
SECTION 3.2    Certificate of Incorporation and By-Laws................. 11
SECTION 3.3    Capitalization........................................... 11
SECTION 3.4    Authority Relative to this Agreement..................... 12
SECTION 3.5    Section 203 of the DGCL Not Applicable................... 13
SECTION 3.6    Agreements, Contracts and Commitments.................... 13
SECTION 3.7    No Conflict; Required Filings and Consents............... 14
SECTION 3.8    Compliance; Permits...................................... 15
SECTION 3.9    SEC Filings; Financial Statements........................ 15
SECTION 3.10   Absence of Certain Changes or Events..................... 16
SECTION 3.11   No Undisclosed Liabilities............................... 17
SECTION 3.12   Absence of Litigation.................................... 17
SECTION 3.13   Employee Benefit Plans, Options and
               Employment Agreements.................................... 17
SECTION 3.14   Labor Matters............................................ 20
SECTION 3.15   Properties; Encumbrances................................. 20
SECTION 3.16   Taxes.................................................... 20
SECTION 3.17   Environmental Matters.................................... 22
SECTION 3.18   Intellectual Property.................................... 24
SECTION 3.19   Insurance................................................ 25
SECTION 3.20   Restrictions on Business Activities...................... 25
SECTION 3.21   Registration Statement; Proxy Statement/Prospectus....... 26
SECTION 3.22   Interested Party Transactions............................ 26
SECTION 3.23   Change in Control Payments............................... 26

SECTION 3.24   Year 2000 Compliance..................................... 27
SECTION 3.25   Pooling; Tax Matters..................................... 29
SECTION 3.26   Rights Agreement......................................... 29
SECTION 3.27   No Existing Discussions.................................. 29
SECTION 3.28   Opinion of Financial Advisor............................. 29
SECTION 3.29   Brokers.................................................. 29
SECTION 3.30   Affiliates............................................... 30

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
               OF PARENT AND MERGER SUB................................. 30
SECTION 4.1    Organization and Qualification........................... 30
SECTION 4.2    Capitalization........................................... 30
SECTION 4.3    Authority Relative to this Agreement..................... 31
SECTION 4.4    No Conflict, Required Filings and Consents............... 31
SECTION 4.5    SEC Filings; Financial Statements........................ 32
SECTION 4.6    Absence of Certain Changes or Events..................... 33
SECTION 4.7    Absence of Litigation.................................... 33
SECTION 4.8    Registration Statement; Proxy Statement/Prospectus....... 33
SECTION 4.9    Brokers.................................................. 34
SECTION 4.10   Ownership of Merger Sub; No Prior Activities............. 34
SECTION 4.11   Pooling; Tax Matters..................................... 34

ARTICLE V      CONDUCT OF BUSINESS...................................... 34
SECTION 5.1    Conduct of Business by the Company
               Pending the Merger....................................... 34
SECTION 5.2    Advice of Changes........................................ 37
SECTION 5.3    Cooperation.............................................. 38
SECTION 5.4    Company Stock Purchase Plan.............................. 38

ARTICLE VI     ADDITIONAL AGREEMENTS.................................... 38
SECTION 6.1    Access to Information; Confidentiality................... 38
SECTION 6.2    No Solicitation.......................................... 38
SECTION 6.3    Proxy Statement/Prospectus; Registration Statement....... 41
SECTION 6.4    Company Stockholders Meeting............................. 42
SECTION 6.5    Legal Conditions to Merger............................... 42
SECTION 6.6    Agreements with Respect to Affiliates.................... 42
SECTION 6.7    Tax-Free Reorganization.................................. 43
SECTION 6.8    Pooling Accounting....................................... 43
SECTION 6.9    Letters of Accountants................................... 43
SECTION 6.10   Public Announcements..................................... 44
SECTION 6.11   Listing of Parent Shares................................. 44
SECTION 6.12   Employee Benefits; 401(k) Plan........................... 44

SECTION 6.13   Stock Plans.............................................. 45
SECTION 6.14   Consents................................................. 46
SECTION 6.15   Rights Plan.............................................. 46
SECTION 6.16   Indemnification and Insurance............................ 46
SECTION 6.17   Company 6% Convertible Subordinated Notes................ 47
SECTION 6.18   Additional Agreements; Reasonable Best Efforts........... 47

ARTICLE VII    CONDITIONS TO THE MERGER................................. 47
SECTION 7.1    Conditions to Obligation of Each
               Party to Effect the Merger............................... 47
SECTION 7.2    Additional Conditions to Obligations
               of Parent and Merger Sub................................. 49
SECTION 7.3    Additional Conditions to Obligation of the Company....... 50

ARTICLE VIII   TERMINATION.............................................. 51
SECTION 8.1    Termination.............................................. 51
SECTION 8.2    Effect of Termination.................................... 52
SECTION 8.3    Fees and Expenses........................................ 52

ARTICLE IX     GENERAL PROVISIONS....................................... 54
SECTION 9.1    Nonsurvival of Representations; Warranties
               and Agreements........................................... 54
SECTION 9.2    Notices.................................................. 54
SECTION 9.3    Certain Definitions...................................... 55
SECTION 9.4    Amendment................................................ 56
SECTION 9.5    Extension; Waiver........................................ 56
SECTION 9.6    Headings................................................. 57
SECTION 9.7    Severability............................................. 57
SECTION 9.8    Entire Agreement, No Third Party Beneficiaries........... 57
SECTION 9.9    Assignment............................................... 57
SECTION 9.10   Interpretation........................................... 57
SECTION 9.11   Failure or Indulgence Not Waiver; Remedies
               Cumulative............................................... 57
SECTION 9.12   Governing Law............................................ 58
SECTION 9.13   Counterparts............................................. 58

List of Exhibits
----------------

Exhibit A      Form of Stock Option Agreement
Exhibit B      Form of Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of August 6, 1999 (this "Agreement"), by and among EMC Corporation, a Massachusetts corporation ("Parent"), Emerald Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Data General Corporation, a Delaware corporation (the "Company").


          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of Merger Sub with and into the Company (the "Merger") in accordance with the terms of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL");

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and the Company have entered into a Stock Option Agreement, dated as of the date hereof, the form of which is attached as Exhibit A hereto (the "Stock Option Agreement"), pursuant to which the Company has granted Parent an option to purchase shares of common stock, par value $.01 per share, of the Company ("Company Common Stock");

          WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code; and

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and in the Stock Option Agreement, the parties hereto agree as follows:

                                   ARTICLE I



                                   THE MERGER



     SECTION 1.1  The Merger.  Subject to the terms and conditions of this
                  ----------
Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into the Company in accordance with the DGCL, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.2  Consummation of the Merger.  In order to effectuate the
                  --------------------------
Merger, on the Closing Date (as defined in Section 1.7), the Company shall cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger shall be effective as of the time of filing of the Certificate of Merger (the "Effective Time").

     SECTION 1.3  Effects of the Merger.  The Merger shall have the effects
                  ---------------------
provided for in Section 259 of the DGCL.

     SECTION 1.4  Certificate of Incorporation of the Surviving Corporation.  At
                  ---------------------------------------------------------
and after the Effective Time, the Certificate of Incorporation of Merger Sub (the "Merger Sub Charter"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the DGCL, except that the name of the Surviving Corporation shall be Data General Corporation.

     SECTION 1.5  By-Laws of the Surviving Corporation.  At and after the
                  ------------------------------------
Effective Time, the By-laws of Merger Sub (the "Merger Sub By-Laws"), as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, until amended in accordance with the DGCL.

     SECTION 1.6  Directors and Officers of the Surviving Corporation.
                  ---------------------------------------------------

          (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-laws of the Surviving Corporation or as otherwise provided by law.

          (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-laws of the Surviving Corporation or as otherwise provided by law.

     SECTION 1.7  Closing.  Subject to the provisions of this Agreement, the
                  -------
closing of the Merger (the "Closing") shall take place at 10:00 a.m., E.S.T., at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts on a date to be specified by Parent and the Company which shall be no later than the second business day after satisfaction or waiver of each of the conditions set forth in Article VII or on such other date and such other time and place as Parent and the Company shall agree. The date on which the Closing shall occur is referred to herein as the "Closing Date."

                                   ARTICLE II

                     CONVERSION AND EXCHANGE OF SECURITIES

     SECTION 2.1   Conversion of Capital Stock.  At the Effective Time, by
                   ---------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or capital stock of Merger Sub:

          (a) Company Common Stock.  Subject to this Article II, each share of
              --------------------
     Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive .3262 (as such ratio is adjusted pursuant to Section 2.1(e), the "Exchange Ratio") of a share of Parent Common Stock, payable upon the surrender of the Certificates (as defined in Section 2.2(b)). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock pursuant to this Section 2.1(a), any dividends or other distributions payable pursuant to Section 2.2(c) and any cash in lieu of fractional shares payable pursuant to Section 2.2(d), all to be issued or paid in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without interest (collectively, the "Merger Consideration"). Notwithstanding the foregoing, the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock.  All shares
              -----------------------------------------------------
     of Company Common Stock that are (i) held by the Company as treasury shares or (ii) owned by Parent or any wholly owned Subsidiary (as defined below) of Parent, shall be cancelled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), (B) such party or any Subsidiary of such party owns in excess of a majority of the outstanding equity or voting securities or (C) at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

          (c) Capital Stock of Merger Sub.  Each share of common stock, par
              ---------------------------
     value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (d) Stock Options.  Outstanding options to purchase shares of Company
              -------------
     Common Stock shall be treated in the manner set forth in Section 6.13 hereof.

          (e) Adjustments to Exchange Ratio.  In the event the average of the
              -----------------------------
     mean high and low per share trading prices on the New York Stock Exchange (the "NYSE") of shares of Parent Common Stock (as reported for the NYSE Composite Transactions in the Wall Street Journal) for each of the 20 consecutive trading days ending on the fifth day prior to the Company Stockholders Meeting (as defined in Section 3.21) to consider approval and adoption of this Agreement and the Merger (the "Pre-Closing Average Price") is greater than $66.0625, then the Exchange Ratio shall be adjusted such that each share of Company Common Stock is converted into the right to receive a number of shares of Parent Common Stock equal to the quotient obtained by dividing (A) $21.55 by (B) the Pre-Closing Average Price.

     SECTION 2.2  Exchange of Certificates.
                  -------------------------

          (a) Exchange Agent. Prior to the Closing Date, Parent shall designate a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been issued at the Effective Time. From time to time, Parent shall make available to the Exchange Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 2.2(d). (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that were converted pursuant to Section 2.1(a) into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify that are not inconsistent with the terms of this Agreement), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with
     Section 2.1(a) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and (C) any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d), after giving effect to any tax withholdings, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate evidencing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.2(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent only the right to receive upon surrender a certificate representing shares of Parent Common Stock, any dividends or other distributions payable pursuant to
     Section 2.2(c) and any cash in lieu of any fractional shares of Parent Common Stock payable pursuant to Section 2.2(d).

          (c) Distributions With Respect to Unexchanged Parent Shares.  No
              -------------------------------------------------------
     dividends or other distributions with respect to shares of Parent Common Stock for which the record date is after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock they are entitled to receive until the holder of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this Article II shall look thereafter only to the Surviving Corporation for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article II.

          (d)  No Fractional Shares.
               --------------------

               (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates formerly representing shares of Company Common Stock pursuant to this Article II; no dividend, stock split or other change in the capital structure of Acquiror shall relate to any fractional security; and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

               (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (B) the aggre-gate number of whole shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former stockholders of the Company, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Section 2.2(d)(iii).

               (iii) The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the former holders of Company Common Stock (the "Common Shares Trust"). The Surviving Corporation will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled. For purposes of this Section 2.2(d), shares of Company Common Stock of any former holder represented by two or more certificates may be aggregated and in no event shall any holder be paid an amount of cash in respect of more than one share of Parent Common Stock.

               (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to the former holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will hold such cash amounts for the benefit of, and pay such cash amounts to, such former holders of Company Common Stock subject to and in accordance with the terms of Section 2.2(b).

          (e)  Transfers of Ownership. If any certificate for shares of Parent
               ----------------------
     Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability. Neither Parent, Merger Sub nor the Company shall be
               ------------
     liable to any holder of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

          (g)  Withholding Rights.  Parent or the Exchange Agent shall be
               ------------------
     entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Parent Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

          (h)  No Further Ownership Rights in Company Stock. At the Effective
               ---------------------------------------------
     Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

          (i)  Lost, Stolen or Destroyed Certificates. In the event any
               --------------------------------------
     Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 2.1(a) as well as the other Merger Consideration as provided in this Article II; provided,
                                                                       --------
     however, that Parent may, in its discretion and as a condition precedent to
     -------
     the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form satisfactory to Parent, or a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (j)  Taking of Necessary Action; Further Action. Each of Parent,
               ------------------------------------------
     Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 2.3. Material Adverse Effect.
                  -----------------------

          (a) The term "Company Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company or (ii) is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby; provided however, that "Company Material Adverse Effect" shall not be deemed to include the impact of (A) changes in laws or interpretations thereof by courts or Governmental Entities (as defined herein), (B) changes in generally accepted accounting principles, (C) changes in economic conditions affecting generally companies in the industries in which the Company operates, (D) disruptions to the business of the Company as to which the Company bears the burden of proof in establishing are directly attributable to (x) the announcement of this Agreement and the transactions contemplated hereby or (y) the actions of the other party hereto or its affiliates and (E) the matter set forth in Section 2.3 of the Disclosure Schedule.

          (b) The term "Parent Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Parent or (ii) is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby; provided however, that "Parent Material Adverse Effect" shall not be deemed to include the impact of (A) changes in laws or interpretations thereof by courts or Governmental Entities, (B) changes in generally accepted accounting principles, (C) changes in economic conditions affecting generally companies in the industries in which Parent operates and (D) disruptions to the business of Parent as to which Parent bears the burden of proof in establishing are directly attributable to (x) the announcement of this Agreement and the transactions contemplated hereby or (y) the actions of the other party hereto or its affiliates.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule prepared by the Company which is dated as of the date hereof that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and previously delivered to Parent in connection herewith (the "Disclosure Schedule") (disclosure in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article III), as of the date of this Agreement, except where another date is specified:

     SECTION 3.1.  Organization and Qualification; Subsidiaries.  The
                   --------------------------------------------
Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Company Material Adverse Effect. A true, complete and correct list of all of the Company's Subsidiar-ies, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by the Company or another Subsidiary, is set forth in Section 3.1 of the Disclosure Schedule. Except as set forth in the Company SEC Reports (as defined in Section 3.9), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company.

     SECTION 3.2. Certificate of Incorporation and By-Laws.  The Company has
                  ----------------------------------------
heretofore furnished to Parent a true, complete and correct copy of its Restated Certificate of Incorporation, as amended to date (the "Company Charter"), and By-Laws, as amended to date (the "Company By-Laws"), and has made available to Parent true, complete and correct copies of the charter and by-laws (or equivalent organizational documents), as amended to date, of each of its Subsidiaries (the "Subsidiary Documents"). Such Company Charter, Company By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of the Company Charter, Company By-Laws or Subsidiary Documents, as the case may be.

     SECTION 3.3  Capitalization.
                  --------------

         (a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, 51,145,010 shares of Company Common Stock are issued and outstanding; 8,122,000 shares of Company Common Stock are reserved for issuance on conversion of the Company's 6% Convertible Subordinated Notes due 2004; an aggregate of 5,835,796 shares of Company Common Stock are reserved for issuance upon exercise of options granted pursuant to the Company's Restricted Stock Option Plan, Employee Stock Option Plan, 1998 Employee Stock Option Plan, 1994 Non-Employee Director Stock Option Plan, 1998 Non-Employee Director Stock Option Plan and Employee Qualified Stock Purchase Plan; 208,053 shares of Company Common Stock are issued and held in the treasury of the Company; and 600,000 shares of Preferred Stock have been designated Series A Junior Participating Preferred pursuant to the Company's Rights Agreement, Renewed and Restated dated as of October 19, 1996 (the "Company Rights Agreement"), none of which are issued and outstanding. The option plans referenced in the preceding sentence shall be referred to herein collectively as the "Company Stock Option Plans."
     All shares of Company Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. No material change in such capitalization has occurred since March 31, 1999. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by the Company or a Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company.

          (b) Except as described under Section 3.2(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, there are no equity securities of any class of the Company or any of its Subsidiaries or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as described under
     Section 3.2(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of it Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other similar agreements or understandings with respect to the shares of capital stock of the Company or any of its Subsidiaries. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

     SECTION 3.4. Authority Relative to this Agreement.  Subject only to the
                  ------------------------------------
approval of the Company's stockholders described below, the Company has all necessary corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Stock Option Agreement and each instrument required hereby to be executed and delivered at the Closing by the Company and the consummation by the

Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject only to the approval of this Agreement and the Merger by the Company's stockholders under the DGCL and the Company Charter by the affirmative vote of the holders of a majority of outstanding shares of Company Common Stock. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitute legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has determined that it is advisable and in the best interests of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's stockholders approve and adopt this Agreement and the Merger.

     SECTION 3.5. Section 203 of the DGCL Not Applicable.  The Board of
                  --------------------------------------
Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Stock Option Agreement.

     SECTION 3.6. Agreements, Contracts and Commitments.
                  -------------------------------------

          (a) Section 3.6(a) of the Disclosure Schedule sets forth a list of (i) all material original equipment manufacturer agreements with respect to the Company's CLARiiON business, (ii) all material customer contracts with respect to the Company's AViiON business, (iii) all material supplier agreements, (iv) all Company agreements containing non-competition or similar restrictive provisions with respect to the Company, and (v) all agreements which, as of the date hereof, the Company is required to file as "material contracts" with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) (i) Neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any agreements, contracts or other instruments required to be disclosed in Section 3.6(a) of the Disclosure Schedule (each, a "Material

     Contract"), (ii) to the Company's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder, (iii) each Material Contract is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that is not currently having or would not have a Company Material Adverse Effect and (iv) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiary and each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

     SECTION 3.7. No Conflict; Required Filings and Consents.
                  ------------------------------------------

          (a) The execution and delivery of this Agreement, the Stock Option Agreement or any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement or the Stock Option Agreement by the Company will not, (i) conflict with or violate the Company Charter or Company By-Laws, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

          (b) The execution and delivery of this Agreement, the Stock Option Agreement or any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement or the Stock Option Agreement by the Company or its Subsidiaries will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "Governmental Entity"), except (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the SEC in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the filing of the Proxy Statement/Prospectus (as defined in Section 3.21) with the SEC under the Exchange Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, (iv) the filing and recordation of appropriate merger or other documents as required by the DGCL and (v) such other consents, approvals, authorizations or permits which, if not obtained or made, would not have a Company Material Adverse Effect.

     SECTION 3.8. Compliance; Permits.
                  -------------------

          (a) Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of (and has not received any notices of violation with respect to), any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, and the Company is not aware of any such conflict, default or violation thereunder, except in each case for any such conflicts, defaults or violations which could not reasonably be expected to have a Company Material Adverse Effect.

          (b) The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Company and its Subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company Permits are in full force and effect, have not been violated in any respect that would have a Company Material Adverse Effect and, to the best knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or, to the Company's knowledge, threatened regarding suspension, revocation or cancellation of any Company Permits, except where the suspension, revocation or cancellation of such Company Permits could not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.9. SEC Filings; Financial Statements.
                  ---------------------------------

          (a) The Company has timely filed and made available to Parent all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by the Company with the SEC since Sep-tember 26, 1998 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Company as of March 27, 1999 is referred to herein as the "Company Balance Sheet."

     SECTION 3.10 Absence of Certain Changes or Events.  Since the date of the
                  ------------------------------------
Company Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or may be reasonably expected to have a Company Material Adverse Effect; (ii) any amendments to or changes in the Company Charter or Company By-Laws; (iii) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Company Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (vi) any sale of a material amount of assets (tangible or intangible) of the Company; or (vii) any other action or event that would have required the consent of Parent pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

     SECTION 3.11 No Undisclosed Liabilities.  Except as disclosed in the
                  --------------------------
Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for in the Company Balance Sheet, (b) incurred in the ordinary course of business consistent with past practice and not required under GAAP to be reflected in the Company Balance Sheet, (c) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement or (e) which would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.12 Absence of Litigation.  There are no claims, actions, suits,
                  ---------------------
proceedings or investigations (i) pending against the Company or any of its Subsidiaries or any properties or assets of the Company or of any of its Subsidiaries or (ii) to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.13 Employee Benefit Plans, Options and Employment Agreements.
                  ---------------------------------------------------------

         (a) Section 3.13(a) of the Disclosure Schedule lists all material employee benefit plans of the Company, its Subsidiaries or any trade or business (as "ERISA Affiliates") whether or not incorporated, that together with the Company would be deemed a single employer within the meaning of
     Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation any employment agreements or any pension, retirement, profit-sharing, bonus, stock option, incentive, deferred compensation, severance, termination pay, welfare or other plan, contract, arrangement or practice in which one or more employees (including, without limitation, former employees or beneficiaries of employees or former employees) of the Company or a Subsidiary participates or is eligible to participate (the "Plans"). For these purposes, such Plans shall include, without limitation, any employee benefit plan (as such term is described in Section 3(3) of ERISA, or any plan, practice or arrangement that constitutes a "fringe benefit" plan, vacation plan or policy, sick leave program, medical, disability or life insurance plan (including, without limitation, those employment or other agreements that contain "golden parachute" provisions). Neither the Company nor any of its Subsidiaries has established or maintains any plan, program or arrangement to provide post-retirement medical benefits to any employee, former employee or beneficiary of any employee or former employee, other than coverage mandated by applicable law. Each Plan has been administered in compliance with its terms and is in compliance with ERISA and the regulations promulgated thereunder (to the extent applicable), as well as with all other applicable federal, state and local statutes and regulations except as disclosed on Section 3.13(a) of the Disclosure Schedule.

         (b) Each Plan that is intended to qualify (the "Qualified Plans") under
     Section 401(a) of the Code have been determined by the Internal Revenue Service (the "IRS") to be so qualified. Except as disclosed in Section 3.13(a) of the Disclosure Schedule, all reports and other documents required by law or contract to be filed with any Governmental Entity or distributed to plan participants or beneficiaries have been timely filed or distributed. Copies of the Plans and any amendments or trusts related thereto, Form 5500 (including financial audits and schedules thereto as required by law) for the immediately preceding three years, summary plan descriptions, and the most recent determination letters or determination letter requests have been made available to Parent. Neither the Company nor any of its Subsidiaries nor any Plan has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302 of ERISA, and neither the Company nor any of its Subsidiaries has incurred any resulting liability for excise tax under Sections 4975 or 4976 of the Code or penalty pursuant to Sections 409 or 502(i) of ERISA due to the IRS or the Pension Benefit Guaranty Corporation (the "PBGC"). The Company further represents that:

          (1) there has been no termination, partial termination or discontinuance of contributions to any Qualified Plan without notice to and approval by the IRS, except as disclosed in Section 3.13(a) of the Disclosure Schedule;

          (2) no Qualified Plan which is subject to the provisions of Title IV of ERISA (a "Title IV Plan") has been terminated;

          (3) there have been no "reportable events" (as such phrase is defined in Section 4043 of ERISA) with respect to any Qualified Plan except as disclosed in Section 3.13(a) of the Disclosure Schedule; and

          (4) the Company and its ERISA Affiliates have not incurred and do not expect to incur any liability under Section 4062 of ERISA or with respect to any "multi-employer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          (c) Section 3.13(c) of the Disclosure Schedule sets forth a true, complete and correct list of (i) all employment or consulting agreements with employees of the Company or any of its Subsidiaries obligating the Company or any of its Subsidiaries to make annual cash payments in an amount exceeding $100,000; (ii) all employees of the Company or any of its Subsidiaries who have executed a non-competition agreement with the Company or any of its Subsidiaries; (iii) all severance agreements, programs and policies of the Company or any of its Subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $100,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company or any of its Subsidiaries with or relating to its employees which contain change in control provisions. True, complete and correct copies of each of the foregoing agreements to which the chief executive officer of the Company is a party have been made available to Parent.

          (d) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due).

          (e) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          (f) All contributions required to be made with respect to any Plan on or prior to the Effective Time have been timely made or are reflected on the Company's balance sheet. There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (g) Except as disclosed in Section 3.13(g) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of pay-ment or vesting, or increase the amount of compensation due any such employee or officer. Except as disclosed in Section 3.13(g) of the Disclosure Schedule, there is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

     SECTION 3.14 Labor Matters.  (a)  There are no controversies pending or, to
                  -------------
the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, consultants or independent contractors, which controversies have or could reasonably be expected to have a Company Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (c) neither the Company nor any of its Subsidiaries has any knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company or any of its Subsidiaries.

     SECTION 3.15 Properties; Encumbrances.  The Company and each of its
                  ------------------------
Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice), except as could not reasonably be expected to have a Company Material Adverse Effect. All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto.

     SECTION 3.16 Taxes.
                  -----

          (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including without limitation (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including without limitation, consolidated, combined or unitary tax returns.

          (b) Other than as disclosed in Section 3.16(b) of the Disclosure Schedule, the Company and its Subsidiaries have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except where the failure to file such Tax Returns would not have a Company Material Adverse Effect. All Taxes due and owing by the Company and its Subsidiaries have been paid or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Company Material Adverse Effect or except to the extent such Taxes are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required). There are no Tax Liens on any assets of the Company or any Subsidiary thereof other than liens relating to Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the Company Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the Company Balance Sheet.

          (c) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (d) The Company and each of its Subsidiaries have withheld with respect to its employees all federal and state Taxes required to be withheld, except to the extent any failure to withhold would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any Tax, except to the extent any failure to pay such Tax would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company or any of its

     Subsidiaries. Except as disclosed in Section 3.16(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company. Neither the Company nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements. Except for the group of which the Company and its Subsidiaries are now currently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Neither the Company nor any of its Subsidiaries has agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (e) As soon as practicable after the public announcement of the execution of this Agreement, the Company will provide Parent with written schedules of (i) the taxable years of the Company for which the statute of limitations with respect to Taxes have not expired, (ii) with respect to Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not yet been initiated and those years for which required Tax Returns have not yet been filed, (iii) all elections with respect to Taxes affecting the Company as of the date hereof, (iv) the Company's basis in each Subsidiary, (v) the earnings and profits (including any adjustment required by Section 1503(e) of the Code) for each Subsidiary, and (vi) the foreign countries in which the Company or its Subsidiaries has or has had a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     SECTION 3.17 Environmental Matters.
                  ---------------------

          (a) The Company and its Subsidiaries are in full compliance with all applicable Environmental Laws (as defined below); neither the Company nor any of its Subsidiaries has received any communication whether from a Governmental Entity, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries are not in such full compliance; and, to the Company's best knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future.

          (b) There is no Environmental Claim (as defined below) pending against the Company or any of its Subsidiaries or, to the Company's best knowledge, threatened against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

          (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the Release, emission, discharge or disposal of any Materials of Environmental Concern (as defined below), that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the Company's best knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

          (d) The Company and its Subsidiaries have delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or its Subsidiaries pertaining to Materials of Environmental Concern in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or its Subsidiaries or regarding the Company's or its Subsidiaries' compliance with applicable Environmental Laws.

          (e) "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Company or any of its Subsidiaries or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          (f) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

          (g) "Materials of Environmental Concern" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          (h) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, groundwater or property.

     SECTION 3.18      Intellectual Property.
                       ---------------------

          (a) The Company or its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, mask works, schematics, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and its Subsidiaries as currently conducted (the "Company Intellectual Property Rights"). Set forth in Section 3.18(a) of the Disclosure Schedule is a list of all Company-owned patents, trademarks and copyrights.

          (b) Either the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to (free and clear of any Liens), or is the exclusive or non-exclusive licensee of, the Company Intellectual Property Rights, and, in the case of Company Intellectual Property Rights owned by the Company or any of its Subsidiaries, has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof and the material covered thereby. Except as set forth in
     Section 3.18(b) of the Disclosure Schedule, no claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Company's knowledge, threatened by any person (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of the Company or any of its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of its Subsidiaries infringes on any intellectual property rights of any third party, (ii) against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology or know-how and applications used in the business of the Company and its Subsidiaries as currently conducted or as presently proposed to be conducted, or (iii) challenging the ownership or use by the Company or any of its Subsidiaries or the validity of any of the Company Intellectual Property Rights. All patents and registered trademarks, service marks and copyrights held by the Company and its Subsidiaries and used in the business of the Company or its Subsidiaries as currently conducted or as presently proposed to be conducted are valid, subsisting, in full force and effect, and have not expired or been cancelled or abandoned. Except as set forth in Section 3.18(b) of the Disclosure Schedule, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Intellectual Property Right or product or service of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use, sale or licensing thereof by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or its Subsidiaries is restricted from using or licensing any Company Intellectual Property Right or selling or otherwise distributing any of its products or services.

          (c) Except as set forth in Section 3.18(c) of the Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in any loss or impairment of the Company or any Subsidiary's ownership of or right to use any of the material Company Intellectual Property, nor require the consent of any Governmental Entity or third party with respect to any of the material Company Intellectual Property.

     SECTION 3.19 Insurance.  All fire and casualty, general liability, business
                  ---------
interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets and are in character and amount and with such deductibles and retained amounts as generally carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.



     SECTION 3.20 Restrictions on Business.  Except for this Agreement, to the
                  ------------------------
best of the Company's knowledge, there is no agreement, judgement, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its Subsidiaries, acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company.

     SECTION 3.21 Registration Statement; Proxy Statement/Prospectus.  The
                  --------------------------------------------------
information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus (as amended or supplemented, the "Proxy Statement/ Prospectus") to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting"), shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     SECTION 3.22 Interested Party Transactions.  Except as set forth in Section
                  -----------------------------
3.22 of the Disclosure Schedule, since the date of the Company's proxy statement dated December 17, 1998, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 3.23 Change in Control Payments.  Except as set forth in Section
                  --------------------------
3.13 or Section 3.23 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, a change of control of the Company.

     SECTION 3.24 Year 2000 Compliance.
                  --------------------

          (a) All of (i) the internal systems used in the business or operations of the Company and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems, and (ii) the software, hardware, firmware and other technology that constitute part of the products and services manufactured, marketed, licensed or sold by the Company or any of its Subsidiaries to third parties are Year 2000 Compliant (as defined below) and will not be adversely affected with respect to functionality, interoperability, connectivity, performance, reliability or volume capacity (including without limitation the processing, storage, recall and reporting of data) by the passage of any date, including without limitation the year change from December 31, 1999 to January 1, 2000.

          (b) To the Company's knowledge, all third-party systems used in connection with the business, products, services or operations of the Company or any of its Subsidiaries, including without limitation any system belonging to any of the Company's or its Subsidiaries' vendors, co-venturers, service providers or customers are Year 2000 Compliant. The Company and its Subsidiaries have received satisfactory written assurances and warranties from all of their respective vendors, co-venturers, service providers and customers that are material to the ongoing operation of the business of the Company and its Subsidiaries that past and future products, software, equipment, components or systems provided by such parties are (or in the case of future products, will be) Year 2000 Compliant.

          (c) The Company has conducted "year 2000" audits with respect to (i) each of the internal systems used in the business, products, services and operations of the Company and its Subsidiaries, including without limitation computer hardware systems, software, applications, firmware, equipment containing embedded microchips and other embedded systems, and
     (ii) all of the software, applications, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, performed or sold by the Company or any of its Subsidiaries or licensed by the Company or any of its Subsidiaries to third parties. The Company has obtained "year 2000" certifications with respect to all material third-party systems used in connection with the business or operations of the Company and its Subsidiaries, including without limitation systems belonging to the vendors, co-venturers, service providers and customers of the Company of any or its Subsidiaries. The Company has made available to Parent true, complete and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the systems, business, operations, products or services of the Company or any of its Subsidiaries.

          (d) Except as set forth in Section 3.24 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has provided any representation, warranty or guarantee for any product sold or licensed, or service provided, by the Company or its Subsidiaries to the effect that such product or service (i) complies with or accounts for the fact of the year change from December 31, 1999 to January 1, 2000, (ii) will not be adversely affected with respect to functionality, interoperability, connectivity, performance, reliability or volume capacity (including without limitation the processing storage, recall and reporting of data) by the passage of any date, including without limitation the year change from December 31, 1999 to January 1, 2000 or (iii) is otherwise Year 2000 Compliant.

          (e) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system, product, service or item:

               (i) will accurately receive, record, store, provide, recognize, recall and process all date and time data from, during, into and between the years 1999, 2000 and 2001, and all years pertinent thereafter;

               (ii) will accurately perform all date-dependent calculations and operations (including without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the years 1999, 2000 and 2001, and all pertinent years thereafter; and

               (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (A) the change of years from 1999 to 2000 or from 2000 to 2001, (B) date data, including date data which represents or references different centuries, different dates during 1999, 2000 and 2001, or more than one century or (C) the occurrence of any particular date;

     in each case without human intervention, provided, in each case, that all software, applications, hardware and other systems used in conjunction with such system or item that are not owned or licensed by the Company or its Subsidiaries correctly exchange date data with or provide data to such system or item.

     SECTION 3.25 Pooling; Tax Matters.  Neither the Company nor any of its
                  --------------------
affiliates has taken or agreed to take any action or failed to take any action that would prevent (a) Parent from accounting for the business combination to be effected by the Merger as a pooling of interests or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Without limiting the effect of a breach of any other representation or warranty set forth in this Agreement, the failure of this representation to be true and correct, shall, if as a result the Merger is not able to be accounted for as a pooling of interests or a reorganization within the meaning of Section 368(a) of the Code, constitute a breach of this Agreement by the Company for the purposes of Section 8.1(e).

     SECTION 3.26 Rights Agreement.  The Company has taken all action necessary
                  ----------------
to ensure that so long as this Agreement shall not have been terminated pursuant to Article VIII, (i) neither Parent nor Merger Sub shall, by virtue of the execution and delivery of this Agreement or the Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, be deemed an "Acquiring Person" (as that term is defined in the Company Rights Agreement) and
(ii) no "Rights" (as that term is defined in the Company Rights Agreement) are issued or required to be issued to the stockholders of the Company by virtue of the execution and delivery of this Agreement or the Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby. As of the date of this Agreement, the Company has not amended the Company Rights Agreement, redeemed the Rights thereunder or taken any other action to make the Company Rights Agreement or the Rights thereunder inapplicable, in each case, with respect to (a) any person or entity other than Parent or Merger Sub or (b) any Acquisition Proposal (as defined in Section 6.2(a)) (or any other substantially similar proposal).

     SECTION 3.27 No Existing Discussions.  As of the date hereof, the Company
                  -----------------------
is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal or any other substantially similar proposal.


     SECTION 3.28 Opinion of Financial Advisor.  The financial advisor of the
                  ----------------------------
Company, Morgan Stanley Dean Witter, has delivered to the Company an opinion dated the date of this Agreement to the effect that as of the date of this Agreement, the consideration to be received in the Merger by the stockholders of the Company is fair, from a financial point of view, to the stockholders of the Company. The Company has provided a complete and correct copy of such opinion to Parent.

     SECTION 3.29 Brokers.  No broker, finder or investment banker (other than
                  -------
Morgan Stanley Dean Witter, whose brokerage, finder's or other fee will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon ar-rangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Morgan Stanley Dean Witter pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     SECTION 3.30 Affiliates.  Section 3.30 of the Disclosure Schedule contains
                  ----------
a true, complete and correct list of all persons who, as of the date hereof, to the best knowledge of the Company, may be deemed to be affiliates of the Company excluding all its Subsidiaries but including all directors and executive officers of the Company.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that:

     SECTION 4.1  Organization and Qualification.  Parent and each of its
                  ------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.2  Capitalization.
                  --------------

          (a) The authorized capital stock of Parent consists of 3,000,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of June 30, 1999, 1,013,385,208 shares of Parent Common Stock were outstanding.

          (b) All of the shares of Parent Common Stock to be issued in the Merger have been duly authorized by all necessary corporate action and will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

          (c) The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, all of which are issued and outstanding and fully paid and nonassessable.



     SECTION 4.3  Authority Relative to this Agreement.  Each of Parent and
                  ------------------------------------
Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, the Stock Option Agreement and each instrument required hereby to be executed and delivered by it at Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Stock Option Agreement and each instrument required hereby to be executed and delivered at Closing by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     SECTION 4.4  No Conflict, Required Filings and Consents.
                  ------------------------------------------

          (a) The execution and delivery of this Agreement, the Stock Option Agreement and each instrument required hereby to be executed and delivered at Closing by Parent and Merger Sub do not, and the performance of this Agreement or the Stock Option Agreement by Parent and Merger Sub will not,
     (i) conflict with or violate the Restated Articles of Organization, as amended, of Parent (the "Parent Charter"), the Amended and Restated By-Laws of Parent (the "Parent By-Laws"), the Merger Sub Charter or the Merger Sub By-Laws or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub by which its or their respective properties are bound or affected, except in the case of (ii) for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Parent Material Adverse Effect.

          (b) The execution and delivery of this Agreement, the Stock Option Agreement or any instrument required hereby to be executed and delivered by Parent and Merger Sub does not, and the performance of this Agreement or the Stock Option Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or noti-fication to, any Governmental Entity, except (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, and the filing of the Proxy Statement/Prospectus with the SEC under the Exchange Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, (iv) the filing and recordation of appropriate merger or other documents as required by the DGCL and (v) such other consents, approvals, authorizations or permits which, if not obtained or made, would not be reasonably likely to have a Parent Material Adverse Effect.

     SECTION 4.5  SEC Filings; Financial Statements.
                  ---------------------------------

          (a) Parent has timely filed and made available to the Company all forms, reports, schedules, statements and other documents required to be filed by Parent with the SEC since December 31, 1998 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries are required to file any forms, reports, schedules, statements or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes), contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Parent as of March 31, 1999 is referred to herein as the "Parent Balance Sheet."

     SECTION 4.6  Absence of Certain Changes or Events.  Since the date of the
                  ------------------------------------
Parent Balance Sheet and except as disclosed in the Parent SEC Reports, Parent has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or may be reasonably expected to have a Parent Material Adverse Effect; (ii) any amendments to or changes in the Parent Charter or Parent By-Laws, except for the amendment to the Parent Charter approved by the stockholders of Parent on May 5, 1999; (iii) any damage to, destruction or loss of any asset of Parent or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Parent Material Adverse Effect; (iv) any material change by Parent in its accounting methods, principles or practices; (v) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or
(vi) any sale of a material amount of assets (tangible or intangible) of Parent.

     SECTION 4.7  Absence of Litigation.  Except as disclosed in the Parent SEC
                  ---------------------
Reports, there are no claims, actions, suits, proceedings or investigations (i) pending against Parent or any of its Subsidiaries or any properties or assets of Parent or of any of its Subsidiaries or (ii) to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or any properties or assets of Parent or of any of its Subsidiaries, in each case, which claims, actions, suits, proceedings or investigations could reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.8  Registration Statement; Proxy Statement/Prospectus.  The
                  --------------------------------------------------
information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting, shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to Parent or any of its respective affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     SECTION 4.9  Brokers.  No broker, finder or investment banker (other than
                  -------
Lehman Brothers Inc., whose brokerage, finder's or other fee will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     SECTION 4.10 Ownership of Merger Sub; No Prior Activities.  As of the date
                  --------------------------------------------
hereof and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 4.11 Pooling; Tax Matters.  Neither Parent nor any of its
                  --------------------
affiliates has taken or agreed to take any action or failed to take any action that would prevent (a) Parent from accounting for the business combination to be effected by the Merger as a pooling of interests or (b) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Without limiting the effect of a breach of any other representation or warranty set forth in this Agreement, the failure of this representation to be true and correct shall, if as a result the Merger is not able to be accounted for as a reorganization within the meaning of Section 368(a) of the Code, constitute a breach of this Agreement by Parent for purposes of Section 8.1(f).

                                   ARTICLE V

                              CONDUCT OF BUSINESS

     SECTION 5.1  Conduct of Business by the Company Pending the Merger.  The
                  -----------------------------------------------------
Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with all applicable laws and regulations; and the Company shall use reasonable best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any of its Subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or set forth in Section 5.1 of the Disclosure Schedule, the Company shall not and shall not permit its Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Company Charter or Company By-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its Subsidiaries or affiliates, other than pursuant to the exercise of currently outstanding options under the Company Stock Option Plans;

          (c) sell, pledge, dispose of or encumber any assets of the Company or any of its Subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, not to exceed $1,000,000 in the aggregate, (ii) dispositions of obsolete or worthless assets, or (iii) sales of immaterial assets not in excess of $100,000);

          (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned Subsidiary of the Company may declare and pay a dividend to its parent,
     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or any option, warrant or right, di-rectly or indirectly, to acquire any such securities, or propose to do any of the foregoing, other than pursuant to the exercise of currently outstanding options under the Company Stock Option Plans;

          (e) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances or capital contributions to or investments in any other person, except in the ordinary course of business and consistent with past practice; (iii) enter into or amend any material contract or agreement, or enter into, renew, amend or terminate any lease relating to real property; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $30,000,000 for the Company and its Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(e);

          (f) increase the compensation payable or to become payable to its directors, officers or employees (except such increases payable to non-officer employees made in the ordinary course of business consistent with past practice), grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee of the Company or any of its Subsidiaries, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, pay any bonuses to any officer of the Company (except as set forth in Section 5.1(f) of the Disclosure Schedule), materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined, except, in each case, as may be required by law or contractual commitments which are existing as of the date hereof and listed in Section 3.13 of the Disclosure Schedule;

          (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by GAAP;

          (h) make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement;

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

          (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1 (a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.2(a) or 7.2(b), as the case may be, would not be satisfied.

     SECTION 5.2. Advice of Changes.  Parent and the Company shall promptly
                  -----------------
advise the other party orally and in writing to the extent it has knowledge of
(i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement or the Stock Option Agreement becoming untrue or inaccurate in any respect where the failure of such representation to be so true and correct (without giving effect to any limitation as to "materiality," "Company Material Adverse Effect" or "Parent Material Adverse Effect" set forth therein), individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, (ii) the failure by it (and, in the case of Parent, by Merger Sub) to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Stock Option Agreement and (iii) any change or event having, or which is reasonably likely to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, on such party or the ability for the conditions set forth in
Article VII to be satisfied; provided, however, that no such notification shall affect in any manner the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or any matter set forth in the Disclosure Schedule or the conditions to the obligations of the parties under this Agreement or the Stock Option Agreement.

     SECTION 5.3. Cooperation.  Subject to compliance with applicable law, from
                  -----------
the date hereof until the Effective Time, (a) the Company shall confer on a regular and frequent basis with one or more representatives of the Parent to report operational matters that are material and the general status of ongoing operations and (b) each of Parent and the Company shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

     SECTION 5.4  Company Stock Purchase Plan.  The Company shall take all
                  ---------------------------
necessary and appropriate actions with respect to the Company Employee Qualified Stock Purchase Plan so that (a) the offering period ending July 31, 1999 is the final offering period under such plan and (b) such plan is terminated immediately prior to the Effective Time, without any additional offering periods having commenced thereunder.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1. Access to Information; Confidentiality.  The Company shall
                  --------------------------------------
(and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Parent and to Parent's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents) and its properties, plants and personnel and, during such period, the Company shall furnish promptly to Parent a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information acquired in accordance with the terms of the Non-Disclosure Agreement dated June 30, 1999 between Parent and the Company (the "Confidentiality Agreement").

     SECTION 6.2  No Solicitation.
                  ---------------

          (a) The Company and each of its Subsidiaries and affiliates shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries (and it shall use reasonable efforts to cause such officers, directors, employees, representatives and agents not to, directly or indirectly), (i) solicit, initiate, facilitate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal (as herein defined) or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal; provided, however, that if, at any
                                            --------  -------
     time prior to the date of the Company Stockholders Meeting (the "Applicable Period"), the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Superior Proposal (as defined in Section 6.2(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 6.2(a), and subject to providing prior written notice of its decision to take such action to Parent (a "Section 6.2 Notice") and compliance with Section 6.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making an Superior Proposal pursuant to a confidentiality agreement containing terms no less favorable to the Company than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except as expressly permitted by this Section 6.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 6.2(a), the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement, but only at a time that is during the Applicable Period and is after the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

          (c) The Company agrees that as of the date hereof, it, its Subsidiaries and affiliates (and their respective officers, directors, employees, representatives and agents) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than Parent or its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company shall notify Parent immediately after receipt by the Company (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep Parent informed of all material developments and the status of any Acquisition Proposal, any negotiations or discussions with respect to any Acquisition Proposal or any request for nonpublic information in connection with any Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any person or entity that is considering making, or has made, an Acquisition Proposal. The Company shall provide Parent with copies of all documents received from or delivered or sent to any person or entity that is considering making or has made an Acquisition Proposal.

          (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw of modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.


     SECTION 6.3  Proxy Statement/Prospectus; Registration Statement.
                  --------------------------------------------------

          (a) As promptly as practicable after execution of this Agreement, Parent and the Company shall in consultation with each other prepare, and the Company shall file with the SEC, preliminary proxy materials which shall constitute the Proxy Statement/Prospectus. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, (i) the Company shall file with the SEC the Proxy Statement/Prospectus and (ii) Parent shall file with the SEC the Registration Statement. The Company and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

          (b) The Company shall use all reasonable efforts to mail the Proxy Statement/Prospectus to the stockholders of the Company as soon as practicable after the Registration Statement is declared effective by the SEC. Subject to the Company's right to terminate this Agreement pursuant to Section 6.2(b), the Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of the Merger.

          (c) The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of the shares of Parent Common Stock. If at any time prior to the Effective Time any event or circumstance relating to the Company, Parent or any of their respective Subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

          (d) The Company and Parent shall make any necessary filing with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.4  Company Stockholders Meeting.
                  ----------------------------

          (a) The Company shall, subject to and in accordance with applicable law and the Company Charter and Company By-Laws, promptly and duly call, give notice of, convene and hold the Company Stockholders Meeting to be held as promptly as practicable following the date upon which the Registration Statement becomes effective for the purpose of voting on the Merger and this Agreement. Subject to its right to terminate this Agreement pursuant to Section 6.2(b), the Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated thereby and will use its best efforts to solicit from its stockholders proxies in favor of the Merger and this Agreement.

          (b) At or prior to the Closing, the Company shall deliver to Parent a certificate of its Corporate Secretary setting forth the voting results from the Company Stockholders Meeting.

     SECTION 6.5  Legal Conditions to Merger.  Each of Parent and, subject to
                  --------------------------
Section 6.2, the Company will use all reasonable best efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Parent and the Company will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Parent, the Company or any of their Subsidiaries in connection with the Merger or taking of any action contemplated thereby or by this Agreement.

     SECTION 6.6  Agreements with Respect to Affiliates.  The Company will cause
                  -------------------------------------
each person who is identified in Section 3.30 of the Disclosure Schedule and any other person who may be or become an "affiliate" of the Company as of the time of the Company Stockholders Meeting for purposes of Rule 145 under the Securities Act ("Rule 145") to deliver to Parent, as soon as practicable but not later than thirty days preceding the Effective Time, a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and pooling of interests ac-counting treatment, substantially in the form of Exhibit B hereto. The Company shall provide prompt notice to Parent of any such other person who may be or become an "affiliate" of the Company as of the time of the Company Stockholders Meeting who is not identified in Section 3.30 of the Disclosure Schedule.

     SECTION 6.7  Tax-Free Reorganization.  Parent and the Company intend that
                  -----------------------
the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent and the Company shall each use its reasonable best efforts to cause the Merger to so qualify. The parties agree and acknowledge that if
(i) Parent has, not later than three days prior to the Effective Time, provided written notice to the Company of its intention to merge the Surviving Corporation with and into Parent with Parent surviving the merger (the "Upstream Merger"), and (ii) the Company consents to the Upstream Merger, which consent shall not be unreasonably withheld, then the Upstream Merger shall occur immediately following the Effective Time. Neither Parent nor the Company shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.8  Pooling Accounting.  Parent and the Company shall each use its
                  ------------------
reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests for accounting purposes. Neither Parent nor the Company shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. Each of Parent and the Company agrees to take such action as may be reasonably required to negate the impact of any past actions which to its knowledge could be reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

     SECTION 6.9  Letters of Accountants.
                  ----------------------

          (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company (i) a letter of PricewaterhouseCoopers LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time, and (ii) the letter of PricewaterhouseCoopers LLP referred to in Section 7.2(d).

          (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent (i) a letter of PricewaterhouseCoopers LLP, the Com-pany's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time, and (ii) the letter of PricewaterhouseCoopers LLP referred to in Section 7.2(d).

     SECTION 6.10 Public Announcements.  Parent and the Company shall consult
                  --------------------
with each other before issuing any press release or making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE if it has used all reasonable efforts to consult with the other party prior thereto.

     SECTION 6.11 Listing of Parent Shares.  Parent shall use its reasonable
                  ------------------------
best efforts to have authorized for listing on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

     SECTION 6.12 Employee Benefits; 401(k) Plan.
                  ------------------------------

          (a) From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, recognize the prior service with the Company or its Subsidiaries of each employee of the Company or its Subsidiaries as of the Effective Time (the "Company Employees") in connection with all employee benefit plans of Parent or its affiliates in which Company Employees are eligible to participate following the Effective Time, for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals under any defined benefit pension plan). From and after the Effective Time, Parent will, or will cause the Surviving Corporation to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its affiliates to be waived with respect to Company Employees and their eligible dependents and (ii) give each Company Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time. Notwithstanding anything contained herein to the contrary, Parent and its Subsidiaries agree to honor in accordance with their terms and not contest all benefits accrued or vested as of the Effective Time under the employee benefit plans and agreements of the Com-pany and its Subsidiaries (including those set forth in Section 3.13 of the Disclosure Schedule), including, without limitation, any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event); it being understood that for purposes of all such plans and agreements, the transactions contemplated by this Agreement are, or will be deemed to be, a "change of control".

          (b) Prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect as of the Effective Time such actions relating to the Data General Corporation Savings and Investment Plan (the "401(k) Plan") as Parent may deem necessary or appropriate, subject to the terms of the 401(k) Plan and applicable law and provided that such action does not preclude the immediate participation of the Company Employees in any successor plan.


     SECTION 6.13 Stock Plans.
                  -----------

          (a) Each option granted to a Company employee to acquire shares of Company Common Stock (a "Company Stock Option") that is issued under a Company Stock Option Plan (other than the Company Qualified Employee Stock Purchase Plan) and which is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, become and represent an option to acquire the number of shares of Parent Common Stock (a "Substitute Option") determined by multiplying (i) the number of shares of Company Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of such Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any
                                    --------  -------
     Company Stock Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with
     Section 424(a) of the Code. After the Effective Time, except as provided above in this Section 6.13, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time.

          (b) Prior to the Effective Time, the Company shall (i) obtain any consents from holders of Company Stock Options and (ii) amend the terms of its equity incentive plans or arrangements, in each case as is necessary to give effect to the provisions of paragraph (a) of this Section 6.13.

     SECTION 6.14 Consents.  The Company shall use all reasonable best efforts
                  --------
to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger, including without limitation each of the consents listed in Section
6.14 of the Disclosure Schedule.

     SECTION 6.15 Rights Plan.  So long as this Agreement shall not have been
                  -----------
terminated pursuant to Article 8, the Company shall not redeem the Company Rights, or amend or modify (other than to delay the Distribution Date (as defined in the Company Rights Agreement) or to render the Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Company Rights Agreement (including any such redemption, amendment, modification or termination which would make the Company Rights Agreement or Rights inapplicable to any Acquisition Proposal, prior to the Effective Time). The Company shall take all action necessary so that none of Parent or Merger Sub will be an "Acquiring Person" under the Company Rights Agreement and to ensure that neither the Company Rights Agreement nor the Rights will apply to Parent or Merger Sub as a result of this Agreement, the Stock Option Agreement or the transactions contemplated hereby or thereby.

     SECTION 6.16 Indemnification and Insurance.
                  -----------------------------

          (a) All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors, officers and employees of the Company and its Subsidiaries under the provisions existing on the date hereof in the Company Charter or Company By-Laws shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, Parent and the Surviving Corporation shall assume all obligations of the Company in respect thereof as to any claim or claims asserted prior to or within a four-year period immediately after the Effective Time.

          (b) For a period of four years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by the

     Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of the Company) only with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.16(b) more than an aggregate amount equal to 150% of current aggregate annual premiums paid by the Company for such insurance (the "Maximum Amount") (which premiums the Company represents and warrants to be $108,000 in the aggregate). If the amount of the aggregate annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation during such four-year period shall maintain or procure as much coverage as possible for aggregate annual premiums not to exceed the Maximum Amount.

     SECTION 6.17 Company 6% Convertible Subordinated Notes.  Effective at the
                  -----------------------------------------
Effective Time, the Company shall enter into a supplemental indenture under the Indenture dated as of May 21, 1997 between the Company and the Bank of New York, as Trustee (the "Indenture"), providing for the Company's 6% Convertible Subordinated Notes after the Effective Time to be convertible into shares of Parent Common Stock as provided in Section 15.6 of the Indenture.

     SECTION 6.18 Additional Agreements; Reasonable Best Efforts.  Subject to
                  ----------------------------------------------
the terms and conditions of this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7.1  Conditions to Obligation of Each Party to Effect the Merger.
                  -----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

          (b) Stockholder Approval.  This Agreement and the Merger shall have
              --------------------
     been approved and adopted by the requisite vote of the stockholders of the Company;

          (c) HSR Act and Other Approvals. The waiting period applicable to the
              ---------------------------
     consummation of the Merger under the HSR Act and under any other legal requirement (including without limitation any authorization, consent, order or approval, or dedication, filing or expiration of any waiting period) of any Governmental Entity shall have expired or been terminated, as the case may be, and any requirements of other jurisdictions applicable to the consummation of the Merger shall have been satisfied, unless the failure of such requirements to be satisfied does not constitute a Company Material Adverse Effect or Parent Material Adverse Effect;

          (d) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
     restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

          (e) Tax Opinions. (i) Parent shall have received an opinion of its tax
              ------------
     counsel, Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Parent, based on reasonably requested representation letters and customary assumptions, dated as of the Closing Date, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company shall have received an opinion of its tax counsel, Wachtell, Lipton, Rosen & Katz, special counsel to the Company, based on reasonably requested representation letters and customary assumptions, dated as of the Closing Date, substantially to the effect that for U.S. federal income tax purposes the Merger will qualify as a reorganization within the meaning of
     Section 368(a) of the Code. The opinion conditions referred to in the preceding sentence shall not be waivable after receipt of the stockholder approval referred to in Section 7.1(b), unless further stockholder approval is obtained with appropriate disclosure;

          (f) Governmental Actions.  There shall not be pending or threatened
              --------------------
     any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent of all or a material portion of the business or assets of Parent, or seeking to compel Parent to dispose of or hold separate all or any material portion of the business or assets of Parent (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; and

          (g) NYSE Listing.  The shares of Parent Common Stock issuable in the
              ------------
     Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

     SECTION 7.2  Additional Conditions to Obligations of Parent and Merger Sub.
                  -------------------------------------------------------------
The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties of the Company contained in this Agreement shall be true and correct without reference to any qualification as to materiality such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Company Material Adverse Effect, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect;

          (b) Agreements and Covenants.  The Company shall have performed or
              ------------------------
     complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Parent and Merger Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect;

          (c) Consents Obtained.  All consents, waivers, approvals,
              -----------------
     authorizations and orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company except where the failure to obtain such consents, waivers, approvals, authorizations or orders or to make such filings, in the aggregate shall not be or have a Company Material Adverse Effect;

          (d) Opinion of Accountants.  Parent shall have received letters from
              ----------------------
     PricewaterhouseCoopers LLP, dated a date within two business days of the Proxy Statement/Prospectus and within two business days of the Closing Date and addressed to Parent, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. The Company shall have received (and delivered to Parent copies of) letters from PricewaterhouseCoopers LLP, dated a date within two business days of the Proxy Statement/Prospectus and within two business days of the Closing Date and addressed to the Company, stating that neither the Company nor any of its Subsidiaries has taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or any action taken or agreed to be taken by Parent or any of its Subsidiaries) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests transaction under generally accepted accounting principles; and

          (e) Affiliate Agreements.  Parent shall have received from each person
              --------------------
     within the time frame specified in Section 6.6 who is identified in Section
     3.30 of the Disclosure Schedule or in any notice delivered by the Company to Parent pursuant to Section 6.6 as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect.

     SECTION 7.3  Additional Conditions to Obligation of the Company.  The
                  --------------------------------------------------
obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties of Parent and Merger Sub contained in this Agreement shall be true and correct without reference to any qualification as to materiality such that the aggregate effect of any inaccuracies in such representations and warranties will not have a Parent Material Adverse Effect, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and the Company shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of Parent to such effect; and


          (b) Agreements and Covenants.  Parent and Merger Sub shall have
              ------------------------
     performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Parent to such effect.


                                  ARTICLE VIII

                                  TERMINATION



     SECTION 8.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:


          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by February 29, 2000 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under Section 6.5 and used its reasonable best efforts to have any such order, decree, ruling or other action vacated or lifted);

          (d) by either Parent or the Company, if at the Company Stockholders Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of this Agreement and the

     Merger shall not have been obtained;

          (e) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.2(a) or 7.2(b) to not be satisfied and which breach shall not have been cured within 10 business days following receipt by the Company of written notice of such breach from Parent;

          (f) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.3(a) or 7.3(b), to not be satisfied and which breach shall not have been cured within 10 business days following receipt by Parent of written notice of such breach from the Company;

          (g) by the Company in accordance with the provisions of Section 6.2(b); provided that the termination described in this clause (g) shall not be effective unless and until the Company shall have paid to Parent in full the fee and expense reimbursement described in Section 8.3; or

          (h) by Parent (i) if the Company or any of its officers or directors participate in discussions or negotiations in breach of Section 6.2; (ii) if the Company or any of its officers or directors are otherwise in material breach of Section 6.2; or (iii) in the event of a breach of
     Section 6.4(a).

     SECTION 8.2  Effect of Termination.  In the event of the termination of
                  ---------------------
this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) that the provisions of Sections 3.29, 4.9, 8.3, this Section 8.2 and Article IX hereof shall survive termination and (ii) nothing herein shall relieve any party from liability for any willful breach hereof. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

     SECTION 8.3  Fees and Expenses.
                  -----------------

     (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees and expenses, incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and filings under the HSR Act.

     (b) The Company shall reimburse Parent for all fees and expenses of Parent actually incurred relating to the transactions contemplated by this Agreement prior to termination (including without limitation fees and expenses of Parent's counsel, accountants and financial advisors), upon the termination of this Agreement (i) by Parent or the Company pursuant to Section 8.1(d), (ii) by Parent pursuant to Sections 8.1(e) or 8.1(h) or (iii) by the Company pursuant to
Section 8.1(g).

     (c) The Company shall pay Parent a termination fee of $44,630,000 upon the earliest to occur of the following events (each, a "Termination Event"):

               (i) the entry by the Company into an agreement with respect to, or the consummation of, any Acquisition Proposal or the acquisition by any person of beneficial ownership of 20% or more of the equity or voting interests of the Company in any such case within one year of the termination of this Agreement pursuant to Sections 8.1(b) or 8.1(d) if prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal;

               (ii) the termination of this Agreement by Parent pursuant to
          Section 8.1(h); or

               (iii) the termination of this Agreement by the Company pursuant to Section 8.1(g).

          (d) The expenses and fees, if applicable, payable pursuant to Sections 8.3(b) and 8.3(c) shall be paid promptly, but in no event later than the date of the first to occur of the events described in Sections 8.3(b)(i),
     (ii) or (iii) or 8.3(c)(i), (ii) or (iii); provided, that in no event shall the Company be required to pay the expenses and fees of Parent, if, immediately prior to the termination of this Agreement, Parent was in material breach of its obligations under this Agreement. The Company acknowledges that the agreements contained in Section 8.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 8.3(c), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in Section 8.3(c), the Company shall pay to

     Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1  Nonsurvival of Representations; Warranties and Agreements.
                  ---------------------------------------------------------
None of the representations, warranties or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 6.10, 6.12, 6.13, 6.16, 6.17, 6.18, 8.2 and 8.3, the last sentence of Section 9.4, this Article IX and the Affiliate Agreements. The Confidentiality Agreement shall survive the execution and delivery of this Agreement pursuant to its terms and conditions.

     SECTION 9.2  Notices.  All notices and other communications given or made
                  -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a)  If to Parent or Merger Sub:

               EMC Corporation
               35 Parkwood Drive
               Hopkinton, MA  01748
               Attention:  Vice President, Corporate Development

               Telecopier No.:  508-435-6915
               Telephone No.:   508-435-1000

          With a copy to:

               EMC Corporation
               35 Parkwood Drive
               Hopkinton, MA  01748
               Attention:  Office of the General Counsel

               Telecopier No.:  508-497-6915
               Telephone No.:  508-435-1000

          (b) If to the Company:

               Data General Corporation
               4400 Computer Drive
               Westboro, MA  01580
               Attention:  Ronald L. Skates

               Telecopier No.:  508-898-7568
               Telephone No.:  508-898-5000



          With a copy to:

               Wachtell, Rosen, Lipton & Katz
               51 West 52nd Street
               New York, NY  10019-6150
               Attention:  Edward D. Herlihy

               Telecopier No.:  212-403-2000
               Telephone No.:  212-403-1000



     SECTION 9.3  Certain Definitions.  For purposes of this Agreement, the
                  -------------------
term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

          (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "business day" means any day other than a Saturday or Sunday or any day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

          (d) "control" including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

     SECTION 9.4  Amendment.  This Agreement may be amended by the parties
                  ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.5  Extension; Waiver.  At any time prior to the Effective Time,
                  -----------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or
(c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     SECTION 9.6  Headings.  The headings contained in this Agreement are for
                  --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.7  Severability.  If any term or other provision of this
                  ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 9.8  Entire Agreement, No Third Party Beneficiaries.  This
                  ----------------------------------------------
Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Section 6.16, who shall have the right to enforce such provisions directly.

     SECTION 9.9  Assignment.  This Agreement shall not be assigned by operation
                  ----------
of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any wholly owned subsidiary thereof; provided, however, that no such assignment pursuant to this Section 9.9 shall relieve Parent of its obligations hereunder.

     SECTION 9.10 Interpretation.  When a reference is made in this Agreement to
                  --------------
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     SECTION 9.11 Failure or Indulgence Not Waiver; Remedies Cumulative.  No
                  -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.12 Governing Law.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the internal laws of The Commonwealth of Massachusetts, without regard to the conflict of law provisions thereof, provided that the Merger of Merger Sub with and into the Company shall be effected in accordance with the applicable provisions of the DGCL. Each of the parties hereto agrees that any action or proceeding brought to enforce the rights or obligations of any party hereto under this Agreement will be commenced and maintained in any court of competent jurisdiction located in The Commonwealth of Massachusetts. Each of the parties hereto further agrees that process may be served upon it by certified mail, return receipt requested, addressed as more generally provided in Section 9.2 hereof, and consents to the exercise of jurisdiction of a court of the Commonwealth of Massachusetts over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

     SECTION 9.13 Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                     EMC CORPORATION



                                     By:  /s/ Michael C. Ruettgers
                                          ---------------------------------
                                          Name: Michael C. Ruettgers
                                          Title:President & CEO



                                     EMERALD MERGER CORPORATION



                                     By:  /s/ Michael C. Ruettgers
                                          ---------------------------------
                                          Name: Michael C. Ruettgers
                                          Title:President & CEO


                                     DATA GENERAL CORPORATION



                                     By:  /s/ Ronald S. Skates
                                          ---------------------------------
                                          Name: Ronald S. Skates
                                          Title:President & CEO